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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 21, 2002

IntraBiotics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29993	94-3200380
(Commission File No.)	(IRS Employer Identification No.)

1245 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (650) 526-6800

Item 5. Other Events

IntraBiotics Pharmaceuticals, Inc. (the "Company") previously disclosed that it had commenced arbitration proceedings relating to a contractor error which affected two clinical trials of iseganan HCl for the prevention of oral mucositis. The arbitration has been amicably resolved, and in connection with that resolution the Company has received a payment of $3.6 million.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.
Dated: January 21, 2002	By:	/s/ HENRY J. FUCHS Henry J. Fuchs President and Chief Operating Officer

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  Item 5. Other Events
SIGNATURE